UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 19, 2011

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2011, Radian Group Inc. (the “Company”) commenced a workforce reduction of approximately 7% of its mortgage insurance and corporate employees. In connection with this workforce reduction, Mr. Robert H. Griffith, Executive Vice President and Chief Operating Officer of Radian Guaranty Inc. (“Radian Guaranty”), the Company’s principal mortgage insurance subsidiary, was notified of the termination of his employment, effective September 19, 2011. As previously disclosed, Mr. Griffith and Radian Guaranty are parties to a Severance Agreement that governs the parties’ obligations following termination of employment and, subject to Mr. Griffith’s executing a general release of claims against Radian Guaranty and its affiliates, provides for certain post-termination payments and other benefits. The form of Mr. Griffith’s Severance Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 30, 2010 and filed on January 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: September 21, 2011	By :	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary